Exhibit 99.1

Contacts:

Investors

Richard Szymanski

Morgans Hotel Group Co.

212.277.4188

Media

For Morgans Hotel Group

Daniel Gagnier/

Nathaniel Garnick

Sard Verbinnen & Co

212.687.8080

For Hakkasan Group

Mark O’Connor

Golin

203.246.9534

MORGANS HOTEL GROUP ANNOUNCES AGREEMENT TO SELL

THE LIGHT GROUP TO HAKKASAN GROUP FOR $36 MILLION

NEW YORK, NY – December 16, 2014 – Morgans Hotel Group Co. (NASDAQ: MHGC) (the “Company”) today announced that it has entered into a definitive agreement to sell its 90% controlling interest in The Light Group (“TLG”), a leading lifestyle food & beverage company, to Hakkasan Group, a worldwide dining, entertainment, and hospitality company, for a total enterprise value of $36 million. The purchase price includes the remaining 10% equity interest in TLG held by Andrew Sasson, TLG’s founder, and Andy Masi, TLG’s Chief Executive Officer. The transaction was approved by the Company’s Board of Directors as a part of its ongoing review of strategic alternatives to maximize value for stockholders.

As part of the transaction, Morgans Hotel Group will assume control of the food & beverage offerings from TLG at its iconic Delano South Beach hotel. The Company will also retain its leasehold interests in the three Mandalay Bay restaurants that will continue to be managed by TLG, as well as an option to buy a minority interest in TLG for a period of up to 18 months post-closing.

Hakkasan Group’s restaurant portfolio includes the flagship Hakkasan Restaurant with 12 locations worldwide, as well as Yauatcha, HKK, Sake no Hana, Herringbone, Searsucker and Social House. Under the nightlife & daylife umbrella of brands are Hakkasan Nightclub, Wet Republic and Omnia Nightclub (opening in Las Vegas and in San Diego, Spring 2015). Herringbone’s Los Angeles location is currently located in Morgans Hotel Group’s Mondrian hotel in West Hollywood.

Jason T. Kalisman, Chairman of the Board and Interim Chief Executive Officer of Morgans Hotel Group, stated: “The sale of The Light Group allows us to deliver significant value to stockholders and demonstrates the success of the Special Transaction Committee’s ongoing strategic review process. Not only does the transaction strengthen Morgans Hotel Group’s financial position, but we will also have an enhanced focus on our core assets. Under Andy Masi’s direction, The Light Group has established itself as a strong brand, and we expect the business will thrive as part of Hakkasan Group.”

“We are thrilled to be bringing The Light Group and its unrivaled nightlife, daylife and restaurant offerings under Hakkasan Group’s umbrella,” said Neil Moffitt, Chief Executive Officer of Hakkasan Group. “The acquisition of a majority stake in The Light Group is another step forward in our ambitious investment strategy to deliver exceptional guest experiences. The agreement increases our dining and entertainment portfolio with an additional 22 nightlife, daylife and restaurant properties, making Hakkasan Group Las Vegas’ largest non-gaming dining, entertainment and hospitality company. Hakkasan Group and The Light Group are highly complementary businesses and we intend to assume and maintain the vast majority of The Light Group’s contracts, licenses and events.”

The transaction is subject to customary closing conditions and is expected to close in January 2015. Following the successful completion of the sale, Morgans Hotel Group will continue to own, operate, manage, franchise and/or license its 14 hotel properties around the world. Additionally, the Company’s Special Transaction Committee continues to work with its financial adviser, Morgan Stanley & Co., to identify all additional potential strategic alternatives, including capital raising, asset sales, strategic partnerships, a sale of the entire Company, a sale of component parts of the Company, acquisitions and other alternatives.

Morgan Stanley & Co. served as financial advisor to Morgans Hotel Group and Ropes & Gray LLP served as its legal advisor. Greenberg Traurig LLP served as legal advisor to Hakkasan.

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Delano in South Beach, Mondrian in Los Angeles, New York, South Beach and London, Hudson in New York and under the Morgans Original umbrella, Morgans and Royalton in New York, Clift in San Francisco, Shore Club in South Beach, Sanderson and St Martins Lane in London. Morgans Hotel Group has ownership interests or owns several of these hotels. Morgans Hotel Group also licenses a Delano in Las Vegas and has a franchise agreement for 10 Karaköy, a Morgans Original in Istanbul, Turkey. Morgans Hotel Group has other hotels in various stages of development to be operated under management or franchise agreement, including a Mondrian property in Doha, Qatar. For more information please visit www.morganshotelgroup.com.

About Hakkasan Group

Hakkasan Group is a worldwide dining, entertainment, and hospitality company with establishments located across the United States, Europe, Middle East, and Asia. Its namesake is taken from its Michelin-star restaurant that set the high-level standard for the group’s collection of diverse brands. Its ‘brand-first’ philosophy builds restaurant, nightlife, daylife and soon-to-be hotel concepts into world-class lifestyle brands, all with a focus on service, design, innovation, and experience.

Its restaurant portfolio includes the flagship Hakkasan Restaurant with 12 locations worldwide, as well as Yauatcha, HKK, Sake no Hana, Herringbone, Searsucker, and Social House. Under the nightlife & daylife umbrella of brands are Hakkasan Nightclub, Wet Republic and Omnia Nightclub (opening in Las Vegas and in San Diego, Spring 2015). In 2014, Hakkasan Group and MGM Resorts International announced the formation of a joint venture hotel management company named MGM Hakkasan Hospitality with a series of hotel and resort projects already under development including MGM projects in the Americas, the Middle East and Asia, along with Hakkasan projects in Abu Dhabi and Dubai. Hakkasan Group is owned by Tasameem Real Estate LLC, an Abu Dhabi-based investment company. For more information, visit www.hakkasangroup.com.

Forward-Looking and Cautionary Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ materially from those expressed in any forward-looking statement. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s expectations related to the consummation of the TLG transaction.

Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a downturn in economic and market conditions, both in the U.S. and internationally, particularly as it impacts demand for travel, hotels, dining and entertainment; the Company’s levels of debt, its ability to refinance its current outstanding debt, repay outstanding debt or make payments on guaranties as they may become due, general volatility of the capital markets and the Company’s ability to access the capital markets and the ability of our joint ventures to do the foregoing; the impact of financial and other covenants in the Company’s loan agreements and other debt instruments that limit the Company’s ability to borrow and restrict its operations; the Company’s history of losses; the Company’s ability to compete in the “boutique” or “lifestyle” hotel segments of the hospitality industry and changes in the competitive environment in the Company’s industry and the markets where it invests; the Company’s ability to protect the value of its name, image and brands and its intellectual property; risks related to natural disasters, terrorist attacks, the threat of terrorist attacks and similar disasters; risks related to the Company’s international operations, such as global economic conditions, political or economic instability, compliance with foreign regulations and satisfaction of international business and workplace requirements; the Company’s ability to timely fund the renovations and capital improvements necessary to maintain its properties at the quality of the Morgans Hotel Group and associated brands; risks associated with the acquisition, development and integration of properties and businesses; the risks of conducting business through joint venture entities over which the Company may not have full control; the Company’s ability to perform under management agreements and to resolve any disputes with owners of properties that the Company manages but does not wholly own; potential terminations of management agreements; the impact of any material litigation, claims or disputes, including labor disputes; the seasonal nature of the hospitality business and other aspects of the hospitality industry that are beyond the Company’s; our ability to comply with complex U.S. and international regulations, including regulations related to the environment, labor, food and beverage operations and data privacy; ownership of a substantial block of our common stock by a small number of investors and the ability of such investors to influence key decisions; the impact of any dividend payments or accruals on our preferred securities on our cash flow and the value of our common stock; the impact of any strategic alternatives considered by the special transaction committee of our Board of Directors and/or pursued by the Company; and other risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2014, and other documents filed by the Company with the SEC from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.